UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 30, 2016 (September 27, 2016)

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120
(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880
(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2016, the By-Laws of Becton, Dickinson and Company (“BD”) were amended to add Article II, E., Inclusion of Shareholder Nominees in Proxy Statement, which permits an eligible stockholder, or a group of up to 20 eligible stockholders, owning 3% or more of BD’s outstanding common stock continuously for at least 3 years, to nominate and include in BD’s annual meeting proxy materials director nominees constituting up to the greater of two directors, or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws. The proxy access provision will first become available to shareholders in connection with BD’s 2018 annual shareholders meeting. The By-laws were also amended to make conforming changes to the advance notice provisions in Article II, D. The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the By-laws, as amended. A copy of BD’s By-Laws as amended as of September 27, 2016 is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description of Exhibit

3.1	By-laws, as amended as of September 27, 2016

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY
(Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President and Corporate Secretary

Date: September 30, 2016

Exhibit Index

3.1	By-Laws, as amended as of September 27, 2016